UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2009

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

Stock Option Awards

On March 10, 2009, our Board of Directors approved stock option awards for each of Dynavax's named executive officers and delegated authority to the Chief Executive Officer to determine and approve the stock option award for the Chief Executive Officer of Dynavax Europe. The table as set forth below, represents all stock option awards approved on March 10, 2009:

Name and Title                                                                                  Stock Option Awards (1)

Dino Dina, M.D.                                                                                 200,000

President and Chief Executive Officer

Robert L. Coffman, Ph.D.                                                                  75,000
Vice President and Chief Scientific Officer

Zbigniew Janowicz, Ph.D.                                                                30,000

Chief Executive Officer, Dynavax Europe

Michael S. Ostrach                                                                            75,000

Vice President and Chief Business Officer

Deborah A. Smeltzer                                                                         75,000
Vice President, Operations and Chief Financial Officer

____________

(1)    Options granted to each named executive officer have an exercise price per share of $0.54, representing the closing price on the date of grant of March 10, 2009. All options will vest in equal annual installments through the fourth anniversary of the date of grant, subject to the individual's continuous service with the Company through each applicable vesting date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: March 12, 2009	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer